Exhibit 16.2

April 2, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Paratek Pharmaceuticals, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 9 of Form 10-K, as part of the Form 10-K of Paratek Pharmaceuticals, Inc. dated April 2, 2015. We agree with the statements concerning our Firm in such Form 10-K.

Very truly yours,

/s/ PricewaterhouseCoopers L.L.P.